UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2019
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Executive Officer
On July 1, 2019, Ameresco, Inc. announced the appointment of Mr. Doran Hole, 50, as the company’s Senior Vice President and Chief Financial Officer, effective July 29, 2019. Mr. Hole will serve as the company’s principal financial officer.
Prior to joining Ameresco, Mr. Hole served as Chief Executive Officer, North America and Group Vice President - Strategy at ReneSola Ltd., a manufacturer and supplier of green energy products, since November 2017 and served as the Chief Financial Officer for the US division of ReneSola since December 2016. Prior to joining ReneSola, Mr. Hole was the founder of Coast to Coast Advisors, an independent financial consultancy practice, assisting investor, lender and developer clients with financing and asset sales. Mr. Hole also served as the Chief Financial Officer of Pristine Sun LLC, a small-scale solar developer, from November 2015 through April 2016, and as a Director at Deutsche Bank from April 2007 through October 2015.
In connection with Mr. Hole’s employment, Ameresco executed an employment offer letter (the “Offer Letter”) with Mr. Hole dated June 26, 2019. The terms of the Offer Letter provide that Mr. Hole: (a) will be paid an initial annual base salary of $350,000, (b) a sign-on bonus of $50,000, (c) reimbursement of moving expenses of up to $10,000, (d) relocation allowance of $20,000, which may be paid, at Mr. Hole’s election, as a one-time incentive payment, less applicable taxes, or an expense account for reimbursement of expenses as Mr. Hole incurs them. and (e) will be granted an award under the company’s 2010 Stock Incentive Plan of options for 60,000 shares of Class A common stock upon commencement of employment with the company. Subject to Mr. Hole’s continued employment with the company, the options vest over five years in five equal annual installments commencing on the first anniversary of the grant date.
Pursuant to the Offer Letter, if the company terminates Mr. Hole’s employment without Cause or Mr. Hole terminates his employment for Good Reason, each as defined in the Offer Letter, for a period of nine months following such termination, the company will pay to Mr. Hole an amount equal to his monthly base salary in effect at the time of his termination and, during such period, continue any medical, dental or vision benefits that Mr. Hole was enrolled in at the time of termination. Receipt of such severance benefits is conditioned on the execution of a mutual release in a form reasonably acceptable to the parties and Mr. Hole’s continuing compliance with all obligations owed to the company and its affiliates.
Mr. Mark Chiplock, who has served as the Ameresco’s Interim Chief Financial Officer since October 1, 2019, will continue to serve as Vice President, Controller and Chief Accounting Officer and serve as the company’s principal accounting officer.
The foregoing summary of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release, issued on July 1, 2019, announcing the appointment of Mr. Hole is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed on the Exhibit Index immediately preceding such exhibits are furnished as part of this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: July 1, 2019	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between the Company and Doran Hole dated June 26, 2019
99.1	Press Release issued by the Company on July 1, 2019